CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2019, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the year ended December 31, 2018 of AMG GW&K Municipal Bond Fund, AMG GW&K Municipal Enhanced Yield Fund, AMG GW&K Small Cap Core Fund, AMG GW&K Small/Mid Cap Fund, AMG Renaissance Large Cap Growth Fund, AMG Managers Skyline Special Equities Fund, AMG TimesSquare International Small Cap Fund, AMG TimesSquare Mid Cap Growth Fund, AMG TimesSquare Small Cap Growth Fund, AMG TimesSquare Emerging Markets Small Cap Fund, AMG TimesSquare Global Small Cap Fund, AMG Yacktman Focused Fund- Security Selection Only, AMG Yacktman Focused Fund, AMG Yacktman Fund, and AMG Yacktman Special Opportunities, fifteen of the series constituting AMG Funds. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2019